AXA EQUITABLE

**AXA Equitable Life Insurance Company**

Enrollment Form/Application

# Accumulator® Plus℠

**Combination fixed and variable deferred annuity**
Enrollment Form under Group Annuity Contract No. 2006GAC and Application for Individual Contract

**Please make checks payable to: AXA Equitable**

**First-Class Mail:** AXA Equitable, Accumulator, P.O. Box 1577, Secaucus, NJ 07096-1577
**Express Mail:** AXA Equitable, Accumulator, 500 Plaza Drive, 6th Floor, Secaucus, NJ 07094-3619

***For assistance, please call 888-517-9900*** **www.axadistributors.com**

## 1. Contract Specifics

### A. Type of Contract (Please choose one.)

- ☐ Non-Qualified (NQ)
- ☐ Traditional IRA
- ☐ Roth IRA
- ☐ Qualified Plan Defined Contribution (DC)[1]
- ☐ Qualified Plan Defined Benefit (DB)[1]

[1] EEB is not available.

### B. Total Initial Contribution(s): $ ____________

**Expected First Year Contribution[2]: $** ____________

[2.] The Amount entered determines the Accumulator Plus Credit Percentage and assumes multiple Contributions will be made (see Section 13).

**Specify Method(s) of Payment:**

- ☐ Check or Wire
- ☐ 1035 Exchange (from Single Owner Contract, NQ only)
- ☐ 1035 Exchange (from Joint Owner Contract, NQ only)
- ☐ CD or Mutual Fund Proceeds (NQ only)
- ☐ Direct Transfer (IRA or Roth)
- ☐ Rollover (IRA or Roth)

## 2. Account Registration (Please print)

### A. Owner (Must be legal resident of US.)

☐ Individual ☐ Trust ☐ Qualified Plan Trust (DC/DB) ☐ UGMA/UTMA (State ____ Child's SSN ____________)
☐ Custodian (IRA/Roth) ☐ Other Non-Natural Owner

☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ____________ Daytime Phone # ____________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐ SSN ☐ EIN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

**If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 5.**

Email Address

### B. Joint Owner (Must be legal resident of US.)

- The individual designated below is the Joint Owner.

☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ____________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐ SSN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

Email Address

**C. Annuitant** (If other than Owner.)

☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ____________________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐ SSN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

**D. Joint Annuitant**

- For NQ 1035 Exchange Certificates/Contracts that are Joint Annuitants who are spouses.

☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ____________________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐ SSN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

## 3. Patriot Act Information

1. Are you a US Citizen? (If "**Yes**" proceed to question 3.) ☐ **Yes** ☐ **No**
2. If you are not a US citizen do you hold a valid US visa, which under the US Patriot Act permits you to purchase this annuity? ☐ **Yes** ☐ **No**

US Visa Category (The following categories are NOT permitted: B, C, D, F, J, M, Q, TWOV.)

3. Your Occupation ____________________ 4. Your Employer ____________________

**Owner Form of Identification (Please check one.)** ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

Identification Number Exp. Date

**Joint Owner Form of Identification (Please check one.)** ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

Identification Number Exp. Date

## 4. Beneficiary(ies) (Please use Special Instructions for Additional Beneficiaries.)

**A. Primary**

1. ____________________ ________%
   Primary Beneficiary Name
   ____________________
   Relationship to Owner
2. ____________________ ________%
   Primary Beneficiary Name
   ____________________
   Relationship to Owner
3. ____________________ ________%
   Primary Beneficiary Name
   ____________________
   Relationship to Owner

**B. Contingent**

1. ____________________ ________%
   Contingent Beneficiary Name
2. ____________________ ________%
   Contingent Beneficiary Name
3. ____________________ ________%
   Contingent Beneficiary Name

## 5. Special Instructions

**Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 2, please complete the following:**

Mailing Address — P.O. Box accepted City State Zip Code

## 6. Optional Benefit Elections

**These optional riders are purchased for an additional charge. You should read the prospectus, disclosure on page 8 and applicable supplements for more complete information including the limitations, restrictions, charges and other information that applies to these features before making a selection.**

### A. Guaranteed Minimum Income Benefit (GMIB)

STOP Guaranteed Minimum Income Benefit (GMIB) and Guaranteed Minimum Death Benefit (GMDB) elections are made in this section.

- GMIB is declined unless "**Yes**" is checked below.
- Owner issue ages 20–70.

**You may ONLY pick GMIB I—Asset Allocation or GMIB II—Custom Selection, not both.**

1. **GMIB I—Asset Allocation, with Annual Reset**
   - If you elect GMIB I, you must elect Option A in Section 9.

Choose One:

☐ **Yes,** I wish to elect GMIB I and "Greater of" GMDB I
☐ **Yes,** I wish to elect GMIB I and Annual Ratchet to Age 80 GMDB
☐ **Yes,** I wish to elect GMIB I and Standard GMDB

2. **GMIB II—Custom Selection, with Annual Reset**

Choose One:

☐ **Yes,** I wish to elect GMIB II and "Greater of" GMDB II
☐ **Yes,** I wish to elect GMIB II and Annual Ratchet to Age 80 GMDB
☐ **Yes,** I wish to elect GMIB II and Standard GMDB

---

**Annual Reset Election** — Optional

1. ☐ **Automatic Reset Program** Reset my Roll Up Benefit Base(s) every year that I am eligible.
2. ☐ **Customized Reset Program** Reset my Roll Up Benefit Base(s) each year up to and including the contract anniversary date in the year ________ only. I understand that resets will only occur during this time period if I am eligible.

**If you elected GMIB, skip to Section 6C for the opportunity to elect EEB,** *otherwise, proceed to Section 7.*

### B. Guaranteed Minimum Death Benefit (GMDB)

STOP If you elected GMIB do not complete this section.

- If you did not elect GMIB, this section is MANDATORY.

☐ Standard – Owner issue ages **0–70**
☐ Annual Ratchet – Owner issue ages **0–70**

### C. Earnings Enhancement Benefit (EEB)

EEB is declined unless "**Yes**" is checked below.

☐ **Yes,** I wish to elect the EEB — Owner issue ages 0–70.

## 7. Broker Transfer Authorization

☐ **Yes,** by signing this application, I hereby designate my registered representative named in Section 14 to act as my agent in giving subaccount transfer instructions by telephone or electronically, and I authorize AXA Equitable to act on such instructions. I understand that AXA Equitable (i) may rely in good faith on the stated identity of a person placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as it receives my written notification of a change at its processing office. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

## 8. Dollar Cost Averaging (Optional)

**Dollar Cost Averaging (DCA) options —** You may choose either Special Money Market or General Dollar Cost Averaging.

- In Section 9 Option A, you must complete the DCA Allocation Column for amounts to be transferred (must total 100%).
- Your DCA option is elected below and if you have elected Option A and are not allocating 100% of your initial contribution to a DCA option, the balance of your initial contribution is allocated among the Investment Selections in Section 9 Option A.
- Your DCA contribution will be transferred to the Investment Selections in Section 9 Option A according to the instructions below.

**A. Special Money Market Dollar Cost Averaging (Special Money Market DCA) —** Check box for one time period and specify an allocation percentage or dollar amount.

- If electing Investment Selection Option B in Section 9, you must allocate your entire Contribution to a Special Money Market DCA option as indicated in 8A below. Your Special Money Market DCA Contribution will be transferred according to your Contribution Allocation percentage.
- If electing Investment Selection Option A in Section 9 and if allocating 100% of your initial contribution to Special Money Market DCA in 8A below, your requirement to complete the Contribution Allocation Column is fulfilled.
- If electing Investment Selection Option A in Section 9 and only allocating a portion of your initial contribution to Special Money Market DCA in 8A below, you must ALSO complete the initial Contribution Allocation Column for the remaining amount of your initial contribution (Column must total 100%).
- **Note:** Not available with Inherited IRA/Roth IRA.

☐ 3-months: **100% Allocation or _____% or $_______________**

☐ 6-months: **100% Allocation or _____% or $_______________**

☐ 12-months: **100% Allocation or _____% or $_______________**

**B. General Dollar Cost Averaging (General DCA)** Available only if you elect Option A in Section 9, you may choose one option listed below.

1. ☐ **Guaranteed Interest Option (GIO) — Interest Sweep Option**

- By selecting the box above (GIO – Interest Sweep Option), up to 25% of your contribution may be allocated to the GIO and the interest will sweep monthly to the funds selected.
- For your initial contribution, you must complete Contribution Allocation (must total 100%) including an allocation to the GIO. The amount allocated to the GIO must be a minimum of $7,500 but may not exceed 25% of your contribution.
- You must complete the DCA Allocation Column for the amounts to be transferred (must total 100%).
- If electing Option A you must complete the DCA Allocation Column for the amounts to be transferred (Column must total 100%).
- ***The maximum allocation to the GIO is 25% of your contribution.***

2. ☐ **Fixed Period Option —**

- Check one of the boxes below for the Investment Selection from which funds will be transferred monthly and specify the transfer period in the blank.

Choose one: ☐ **GIO** _____(months) or ☐ **EQ/Money Market** _____(months)

- If selecting the GIO box above, up to 25% of your contribution may be allocated to the GIO, which will then DCA to the funds selected in the DCA Allocation Column.
- If selecting the EQ/Money Market box above, up to 100% of your contribution may be allocated to the EQ/Money Market Column which will then DCA to the funds selected in the DCA Allocation Column. You may not select the EQ/Money Market above for purposes of general dollar cost averaging if you select Option B in Section 9.
- For your initial contribution, you must complete the Contribution Allocation Column (must total 100%) including a minimum allocation of $5,000 to either the GIO or the EQ/Money Market. The amount allocated to GIO may not exceed 25% of your contribution.
- ***The maximum allocation to the GIO is 25% of your contribution.***

## 9. Investment Selection

**Contribution Allocation —** You must allocate your initial contribution among Fixed Account and/or VIOs below using the Contribution Allocation column, which must total 100%. All future Contributions will be allocated according to the percentages below unless instructed otherwise by you.

**DCA Allocation —** See instructions in Section 8.

**If GMIB I—Asset Allocation was elected you MUST choose Option A.** *Otherwise, please choose from **either** Option A **or** B below.*

☐ **Option A:**

| Contribution Allocation % (Required) | | DCA Allocation % (Optional) |
|---|---|---|
| **Fixed Account** — Percentages must be whole numbers | | |
| ________% | Guaranteed Interest Option (GIO) | ________% |
| | ***The maximum allocation to GIO is 25% of your Contribution.*** | |
| **Variable Investment Options** — Percentages must be whole numbers | | |
| **Asset Allocation** | | |
| ________% | AXA Balanced Strategy | ________% |
| ________% | AXA Conservative Growth Strategy | ________% |
| ________% | AXA Conservative Strategy | ________% |
| ________% | AXA Growth Strategy | ________% |
| ________% | AXA Moderate Growth Strategy | ________% |
| ________% | EQ/Money Market | ________% |
| 100% TOTAL | | 100% TOTAL |

☐ **Option B:**

- Percentages must be whole numbers.
- Under Option B, your account value is automatically rebalanced to these allocations quarterly, based on your Contract Year.

**Contribution Allocation % (Required)**

***Category 1:***

**Fixed Income** – *You must allocate at least 30% of your Contribution to this Investment Option Category. You may not exceed 30% per fund within this Category.*
**You may not exceed 15% per fund.*

________% EQ/Core Bond Index
________% EQ/Intermediate Government Bond Index
________% EQ/Money Market
________% EQ/Quality Bond PLUS*
________% Multimanager Core Bond*

***Category 2:***

**Core Diversified Equity** – *You may allocate up to 70% of your Contribution to this Investment Option Category. You may not exceed 15%* per fund within this Category.*
**AXA Strategic Allocation funds are not subject to 15% per fund max.*
*†You may not exceed 35% per fund.*

________% AXA Balanced Strategy*
________% AXA Conservative Growth Strategy*
________% AXA Conservative Strategy*
________% AXA Growth Strategy*
________% AXA Moderate Growth Strategy*
________% EQ/AXA Franklin Templeton Founding Strategy Core
________% EQ/BlackRock Basic Value Equity
________% EQ/Boston Advisors Equity Income
________% EQ/Capital Guardian Research

***Category 2 continued:***

**Contribution Allocation % (Required)**

________% EQ/Common Stock Index†
________% EQ/Equity 500 Index†
________% EQ/Evergreen Omega
________% EQ/JPMorgan Value Opportunities
________% EQ/Large Cap Core PLUS
________% EQ/Large Cap Growth Index†
________% EQ/Large Cap Growth PLUS
________% EQ/Large Cap Value Index†
________% EQ/Large Cap Value PLUS
________% EQ/Lord Abbett Growth and Income
________% EQ/Lord Abbett Large Cap Core
________% EQ/Oppenheimer Main Street Opportunity
________% EQ/T. Rowe Price Growth Stock
________% EQ/UBS Growth and Income
________% Multimanager Large Cap Core Equity
________% Multimanager Large Cap Value

***Category 3:***

**Small/Mid Cap/International** – *You may allocate up to 20% of your Contribution to this Investment Option Category.*
*You may not exceed 10% per fund within this Category.*
**You may not exceed 20% per fund.*

________% EQ/AllianceBernstein International
________% EQ/AllianceBernstein Small Cap Growth
________% EQ/BlackRock International Value
________% EQ/International Core PLUS
________% EQ/International Growth
________% EQ/Mid Cap Index*
________% EQ/Mid Cap Value PLUS
________% EQ/Oppenheimer Global
________% EQ/Oppenheimer Main Street Small Cap
________% EQ/Small Company Index*
________% Multimanager International Equity
________% Multimanager Mid Cap Growth
________% Multimanager Mid Cap Value
________% Multimanager Small Cap Growth
________% Multimanager Small Cap Value

***Category 4:***

**Specialty** – *You may allocate up to 10% of your Contribution to this Investment Option Category.*
*You may not exceed 5% per fund within this Category.*

________% EQ/AXA Franklin Small Cap Value Core
________% EQ/AXA Templeton Growth Core
________% EQ/Calvert Socially Responsible
________% EQ/Capital Guardian Growth
________% EQ/Davis New York Venture
________% EQ/Van Kampen Comstock
________% EQ/Van Kampen Mid Cap Growth
________% Multimanager Aggressive Equity
________% Multimanager Large Cap Growth
________% Multimanager Technology

**OPTION B TOTALS – MUST EQUAL 100%**

| ______% + | ______% + | ______% + | ______% = | 100 % |
|---|---|---|---|---|
| Category 1 | Category 2 | Category 3 | Category 4 | TOTAL |

## 10. Current Insurance

1. Do you have any other existing life insurance or annuities?

☐ **Yes** ☐ **No**

2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued?

☐ **Yes** ☐ **No**

If **Yes,** complete the following:

| Company | Type of Plan | Year Issued | Certificate/Contract Number |
|---|---|---|---|
| Company | Type of Plan | Year Issued | Certificate/Contract Number |
| Company | Type of Plan | Year Issued | Certificate/Contract Number |

## 11. Contract State

The Contract State is your state of primary residence (Owner's primary residential address from Section 2) unless you sign the application in a different state. **If you are signing this application in a state other than your state of primary residence, check one box below:**

☐ I have a second residence in the state of sale.

☐ I work or conduct business in the state of sale.

If none of the above apply, the application must be signed in your state of Primary Residence, unless we approve another state.

## 12. Fraud Warnings

**Arkansas/District of Columbia/Louisiana/New Mexico:** Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • **Colorado/Kentucky/Maine/Tennessee/Virginia:** It is a crime to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. • **Oklahoma:** Any person who knowingly and with intent to injure, defraud or deceive an insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony. • **Ohio:** Any person, who with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an enrollment form/application or files a claim containing a false or deceptive statement is guilty of insurance fraud.
• **All other states:** Any person who knowingly and with intent to defraud any insurance company files an enrollment form/application or statement of claim containing any materially false, misleading or incomplete information may be guilty of a crime which may be punishable under state or Federal law.

## 13. Signature and Acknowledgements

**GENERAL DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:**

- Account value(s) attributable to allocations to the variable investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount.
- In the case of IRAs and Qualified Plans that provide tax deferral under the Internal Revenue Code, by signing this enrollment form/application I acknowledge that I am buying the Certificate/Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Certificate/Contract does not provide additional benefits.
- Under penalty of perjury, I certify that the Tax Identification Number in Section 2 is correct.
- All information and statements furnished in this enrollment form/application are true and complete to the best of my knowledge and belief.
- AXA Equitable may accept amendments to this enrollment form/application provided by me or under my authority.
- No registered representative has the authority to make or modify any Certificate/Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable's rights and regulations. AXA Equitable must agree to any change made to the Certificate/Contract and benefits applied for, or to the age at issue, in writing.
- Charges under the Certificate/Contract generally apply for the duration of the Certificate/Contract.
- I understand that Credits will be allocated to my Account Value based on the Expected First Year Contribution Amount and that, if actual first year total Contributions are less than the amount needed to qualify for such Credits, any excess Credits will be deducted from my Account Value.

**OPTIONAL BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:**

- No optional benefits are elected unless I checked the appropriate boxes in Section 6. Some elections may not be changed after the Certificate/Contract has been issued to me.
- There are additional charges for an optional benefit elected in Section 6.
- Withdrawals under the Certificate/Contract may reduce my Benefit Base.
- The crediting rate used for the GMIB and GMDB benefit base (if elected) does not represent a guarantee of my Account Value or Cash Value, and if I exercise GMIB, the benefit base will be in the form of lifetime periodic payments only.
- Depending on my/our age, a GMIB and GMDB elected in Section 6 may be of limited usefulness because federal income tax lifetime required minimum distributions begins after age 70½ and such distributions that are withdrawn from the Certificate/Contract may significantly reduce the benefit.
- The annual reset when elected in conjunction with the GMIB may result in: a new 10-year waiting period to exercise the GMIB, which may be started beginning on each Contract Date Anniversary that the Roll Up Benefit Base is reset; the charge for the "Greater of" GMDB and the GMIB may increase depending on the terms of my Certificate/Contract as of the Contract Date Anniversary following each reset. If my Annuity Account Value does not exceed my GMIB Rollup to age 80 benefit base on any Contract Anniversary, no reset will occur. To cancel my reset request I must submit a signed and completed reset cancellation request. Any such request must be received at AXA Equitable's processing office at least 30 days prior to the Contract Date Anniversary to which the cancellation applies. Requests received after this window will apply the following year. I am not able to cancel a reset once it has occurred. For jointly owned Certificates/Contracts, eligibility to reset the roll up benefit base is based on the age of the older owner. My GMIB benefit can no longer be exercised 30 days after the contract anniversary following my 80th birthday. There will be no further ratchets, roll ups or resets to my GMIB benefit base after that time.

I acknowledge that I have received the most current prospectus for Accumulator Plus. After reviewing my financial information and goals with my Registered Representative, I believe that this Certificate/Contract will meet my financial goals.

**Consent for Delivery of Initial Prospectus on CD-ROM:**

☐ **Yes.** By checking this box and signing the enrollment form/application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD", and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-800-789-7771, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

☐ By checking this box, providing my e-mail address, and signing the enrollment form/application below, I am requesting that AXA Equitable send me further information about enrolling in AXA Equitable's electronic delivery so that I may receive all statements, confirms and prospectus mailings electronically.

When you sign this enrollment form/application, you are agreeing to the elections that you have made in this enrollment form/application and acknowledge that you understand the terms and conditions set forth in this enrollment form/application.

**X** ______________________________________________

Proposed Owner's Signature Signed at: City, State Date

**X** ______________________________________________

Proposed Annuitant's Signature (if other than Owner) Signed at: City, State Date

**X** ______________________________________________

Proposed Joint Owner's Signature (if other than Annuitant) Signed at: City, State Date

**X** ______________________________________________

Proposed Joint Annuitant's Signature (if other than Owner) Signed at: City, State Date

## 14. Registered Representative Section

1. **Does the Proposed Insured have any existing life insurance or annuity contracts?** . . . . . . . . . . . . . . . . . . ☐ **Yes** ☐ **No**
2. **Do you have reason to believe that any existing life insurance or annuity has been or will be surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued on the life of the Annuitant(s)/Owner(s)?** . . . . . . . . . . . . . ☐ **Yes** ☐ **No**
3. **Did you verify the identity by reviewing the driver's license/passport of each Owner/Annuitant, inquire about the source of the customer's assets and income, and confirm that the Proposed Insured and Owner is not (nor family member of or associates with) a foreign military, government or political official?** . . . . . . . . . . . . . . . . . . ☐ **Yes** ☐ **No**
4. **Is the Proposed Insured currently an Active Duty* Member of the Armed Forces?** . . . . . . . . . . . . . . . . . . . ☐ **Yes** ☐ **No**

(If "**Yes**", you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES.)

* "Active Duty" means full-time in the active military service of the United State and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

**X** ______________________________________________

Primary Registered Representative Signature | Social Security Number or Rep. Code

______________________________ ________ % ( ) -

Print Name | Phone Number

______________________________________________

Client Account Number at Broker-Dealer | Email Address | Broker-Dealer Name

**X** ______________________________________________

Secondary Registered Representative Signature | Social Security Number or Rep. Code

______________________________ ________ % ( ) -

Print Name | Phone Number

**Registered Representative Use Only.** Contact your home office for program information. ☐ **Option I** ☐ **Option II** ☐ **Option III**
(Once selected, program cannot be changed.)